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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  VAXGEN, INC.

VaxGen, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

FIRST: The name of the Corporation is VaxGen, Inc. The Corporation was originally incorporated under the name "Genenvax, Inc." and the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on November 27, 1995. A Certificate of Amendment of Certificate of Incorporation was filed with the Delaware Secretary of State on October 30, 1996.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A, restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.

IN WITNESS WHEREOF, VaxGen, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman this 7th day of April, 1999.

                                            VAXGEN, INC.


                                            By  /s/ ROBERT C. NOWINSKI
                                              ----------------------------------
                                              Robert C. Nowinski, Chairman
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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  VAXGEN, INC.

                 -----------------------------------------------

                                    ARTICLE 1

                                      NAME

                   The name of the corporation is VaxGen, Inc.



                                    ARTICLE 2

                       REGISTERED OFFICE/REGISTERED AGENT

        The address of the corporation's registered office in Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.



                                    ARTICLE 3

                                     PURPOSE

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.



                                    ARTICLE 4

                                  CAPITAL STOCK

        4.1. The total number of shares of stock that the corporation is authorized to issue is 40,000,000, consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Amended and Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

        4.2. Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and

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the provisions of this Amended and Restated Certificate of Incorporation. The corporation's classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

        4.3. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon "facts" (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

        4.4. The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

        4.5. The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

        4.6. Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

        4.7. Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.



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        4.8 Upon the effectiveness of this Amended and Restated Certificate of
Incorporation following its filing with the Secretary of State of the State of Delaware, every two shares of issued and outstanding common stock, par value $0.01 per share, of the corporation, shall be changed and reclassified into one share of common stock, par value $0.01 per share, of the corporation, thereby giving effect to a one-for-two split. The total number of shares of authorized stock of the corporation set forth in Section 4.1 of this Article IV sets forth the total authorized stock of the corporation after giving effect to this one-for-two reverse stock split. No fractional shares resulting from the reverse split of common stock shall be issued; instead, the corporation shall pay to the holder of each fractional share an amount in cash as determined by the board of directors, in its sole discretion.


                                    ARTICLE 5

               LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION

        5.1 To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        5.2 To the extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

        5.3 Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.



                                    ARTICLE 6

                           UNANIMOUS WRITTEN CONSENTS

        At any time when the corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the stockholders shall not have the right to take any action required or permitted by the Delaware General Corporation Law by a written consent or consents.



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                                    ARTICLE 7

                                AMENDMENT; BYLAWS

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter prescribed by law. Any and all rights and powers conferred on stockholders and directors in this Amended and Restated Certificate of Incorporation are subject to this reserved power. The directors of the corporation shall have the power to adopt, amend or repeal the bylaws of the corporation, subject to the right of the stockholders to do the same.



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